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                                                                   Exhibit 99.4


                                 REVOCABLE PROXY
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                             PROGRESSIVE BANK, INC.
                               Fishkill, New York


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                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 1998

         The undersigned hereby appoints _______________ and ____________, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Progressive Bank, Inc. ("Progressive") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of its subsidiary, Pawling Savings Bank, on Route 22, Pawling, New York, on Thursday, May 21, 1998, at 6:00 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                                         VOTE
                                                   FOR                 WITHHELD
1.   The election as directors of all nominees
     listed below (except as marked to the         ----                  ----
     contrary below).                              ----                  ----

     Richard T. Hazzard
     Richard Novik
     Roger W. Smith

     INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.


                                                  FOR        AGAINST    ABSTAIN

2.   The ratification of the appointment
     of KPMG Peat Marwick LLP as independent
     auditors for the 1998 fiscal year.           ----        ----       ----
                                                  ----        ----       ----


3.   The approval and adoption of the Agreement and Plan of
     Reorganization among Hudson Chartered Bancorp, Inc. ("Hudson
     Chartered"), First National Bank of the Hudson Valley,
     Progressive and Pawling Savings Bank and the related Plan of
     Merger between Hudson Chartered and Progressive, as described in the Notice of Annual Meeting of Stockholders and the Proxy
     Statement / Prospectus dated April 10, 1998    ----      ----       ----
                                                    ----      ----       ----

         The Board of Directors recommends a vote "FOR" the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE OTHER PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.




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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequent proxy or notifying the Corporate Secretary of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders and the Proxy Statement / Prospectus dated April 10, 1998.

Dated:                       , 1998



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SIGNATURE OF STOCKHOLDER                             SIGNATURE OF STOCKHOLDER



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PRINT NAME OF STOCKHOLDER                             PRINT NAME OF STOCKHOLDER


         Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.